                             Washington, D.C. 20549

                                    FORM 8-K/A

                                AMENDMENT NO. 1

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 27, 1997

                              Fine Host Corporation
             (Exact name of Registrant as specified in its charter)

             Delaware                         06-1156070
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)            Identification No.)


  3 Greenwich Office Park Greenwich, CT                         06831
(Address of principal executive offices)                      (Zip code)

                                 (203) 629-4320
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Item 7.  Financial Statements and Exhibits

a)    Financial Statements of the Business Acquired

BEST INC.

  Independent Auditors' Report
  Balance Sheets as of June 30, 1997 and 1996
  Statements of Earnings for the fiscal years ended June 30, 1997 and 1996 Statements of Stockholders'Equity for the fiscal years ended
         June 30,1997 and 1996
  Statements of Cash Flows for the fiscal years ended June 30, 1997 and 1996 Notes to Financial Statements


b)    Pro Forma Financial Information (Unaudited)

FINE HOST CORPORATION

  Pro Forma Consolidated Income Statement for the fiscal year ended
          December 25, 1996
  Notes to Pro Forma Consolidated Income Statement
  Pro Forma Consolidated Balance Sheet as of June 25, 1997
  Pro Forma Consolidated Income Statement for the six months ended June 25, 1997 Notes to Pro Forma Consolidated Financial Statements

a)    Financial Statements of the Business Acquired


                          Independent Auditors' Report




The Stockholders Best, Inc.:


We have audited the accompanying balance sheets of Best, Inc. as of June 30, 1997 and 1996, and the related statements of earnings, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Best, Inc. as of June 30, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                   /S/ KPMG PEAT MARWICK LLP



October 8, 1997

                                   BEST, INC.

                                 Balance Sheets

                             June 30, 1997 and 1996


                    Assets                                     1997        1996
--------------------------------------------------------------------------------

Current assets:
     Cash and cash equivalents                           $ 1,090,301     164,755
     Trade accounts receivable, less allowance for
         doubtful accounts of $253,000 in 1997 and
         $138,000 in 1996                                  5,042,962   4,001,901
     Current installments of notes rec.-nonrelated parties    72,200      42,002
     Current installments of notes rec.-related parties       12,389      17,045
     Inventories                                             494,305     376,147
     Prepaid expenses and other current assets               185,206     182,509
--------------------------------------------------------------------------------
                Total current assets                       6,897,363   4,784,359

Notes rec.-nonrelated parties, less current installments     616,463     389,047
Notes rec.-related parties, less current installments        233,789     687,514
Property, equipment, and leasehold improvements, less
     accumulated depreciation and amortization             2,583,318   2,543,137
Investment                                                 1,369,521   1,450,000
Other assets                                                 922,831     724,201
--------------------------------------------------------------------------------

                                                         $12,623,285  10,578,258
--------------------------------------------------------------------------------


              Liabilities and Stockholders' Equity
--------------------------------------------------------------------------------

Current liabilities:
     Current installments of long-term debt                  562,801     410,080
     Accounts payable                                      2,612,985   1,625,454
     Accrued expenses                                      3,032,621   2,239,274
     Accrued stockholders' dividends                               0     104,281
     Notes payable-related parties                           130,417           0
--------------------------------------------------------------------------------
                Total current liabilities                  6,338,824   4,379,089

Long-term debt, less current installments                  2,404,699   2,984,817

Phantom stock                                                250,359     330,301

Stockholders' equity:
     Common stock of $.10 par value per share. Authorized
     250,000 shares; issued and outstanding 11,050 shares
     in 1997 and 1996                                          1,106       1,106
     Additional paid-in capital                              404,039     401,939
     Retained earnings                                     3,224,258   2,519,225
--------------------------------------------------------------------------------
                                                           3,629,403   2,922,270

     Less unearned stock compensation                              0    (38,219)
--------------------------------------------------------------------------------
                Total stockholders' equity                 3,629,403   2,884,051

Commitments (notes 8, 10, and 17)
--------------------------------------------------------------------------------

                                                         $12,623,285  10,578,258
--------------------------------------------------------------------------------


The accompanying notes are an integral part of the financial statements.

                                   BEST, INC.

                             Statements of Earnings

                       Years ended June 30, 1997 and 1996


                                                          1997        1996
-----------------------------------------------------------------------------

Revenues                                              $ 43,173,817  33,836,098

Cost of revenues:
     Food and paper products                            14,756,114  10,736,376
     Labor and fringe benefits                          17,894,904  15,223,430
------------------------------------------------------------------------------
             Total cost of revenues                     32,651,018  25,959,806
------------------------------------------------------------------------------

             Gross profit                               10,522,799   7,876,292

General and administrative expenses                      9,709,425   7,641,614
------------------------------------------------------------------------------
             Earnings from operations                      813,374     234,678
------------------------------------------------------------------------------

Other income (expense):
     Interest expense                                    (182,685)    (228,375)
     Interest income                                       142,202      84,019
     Net rental income                                      79,447      29,000
     Gain on sale of Best Vending                                0      47,504
     Gain (loss) on sale of equipment                       (3,945)      5,002
------------------------------------------------------------------------------
             Other income (expense), net                    35,019     (62,850)
------------------------------------------------------------------------------

             Net earnings                             $    848,393     171,828
------------------------------------------------------------------------------


The accompanying notes are an integral part of the financial statements.

                                                      BEST, INC.

                                          Statements of Stockholders' Equity

                                          Years ended June 30, 1997 and 1996


                                                Common stock
                                       ------------------------------------
                                               Shares                           Additional                   Unearned      Total
                                       -----------------------                    paid-in      Retained       stock    stockholders'
                                         Class A      Class B        Amount       capital      earnings    compensation   equity
------------------------------------------------------------------------------------------------------------------------------------
Balance at June 30, 1995 ............      7,300        3,675        $1,098       383,781     2,639,297      (106,439)    2,917,737

     Stock repurchase ...............          0         (100)          (10)      (25,574)            0             0       (25,584)

     Stock issued at below fair value          0          175            18        43,732             0             0        43,750

     Stock compensation .............          0            0             0             0             0        68,220        68,220

     Net earnings ...................          0            0             0             0       171,828             0       171,828

     Dividends ......................          0            0             0             0      (291,900)            0      (291,900)
------------------------------------------------------------------------------------------------------------------------------------

Balance at June 30, 1996 ............      7,300        3,750         1,106       401,939     2,519,225       (38,219)    2,884,051

     Stock repurchase ...............          0         (175)          (18)      (43,557)            0             0       (43,575)

     Stock issued ...................          0          175            18        45,657             0             0        45,675

     Stock compensation .............          0            0             0             0             0        38,219        38,219

     Net earnings ...................          0            0             0             0       848,393             0       848,393

     Dividends ......................          0            0             0             0      (143,360)            0      (143,360)
------------------------------------------------------------------------------------------------------------------------------------

Balance at June 30, 1997 ............      7,300        3,750        $1,106       404,039     3,224,258             0     3,629,403
------------------------------------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of the financial statements.

                                   BEST, INC.

                            Statements of Cash Flows

                       Years ended June 30, 1997 and 1996

                                                            1997         1996
--------------------------------------------------------------------------------

Operating activities:
  Net earnings                                          $  848,393      171,828
  Adj. to reconcile net earnings to net cash provided
    by operating activities:
        Depreciation and amortization                      720,913      669,194
        Amortization of debt discount                            0        9,608
        Loss (gain) on sale of equipment                     3,945       (5,002)
        Gain on sale of Best Vending                             0      (47,504)
        Stock compensation                                  38,219      111,970
        Inc. in cash surrender value of officers' life
           insurance policies                             (157,905)     (90,481)
        Deferred compensation                              (79,942)     330,301
        Changes in operating assets and liabilities:
           Trade accounts receivable                    (1,041,061)    (732,066)
           Notes receivable-nonrelated parties            (257,614)      45,038
           Inventories                                    (118,158)     117,545
           Prepaid expenses and other current assets        (2,697)      43,486
           Accounts payable                                987,531     (170,949)
           Accrued expenses                                793,347      289,456
--------------------------------------------------------------------------------
              Net cash provided by operating activities  1,734,971      742,424
--------------------------------------------------------------------------------

Investing activities:
  Payment for purchase of property, equipment, and
    leasehold improvements                                (836,421)  (1,109,185)
  Proceeds from sale of property, equipment,
    and leasehold improvements                              71,382      285,241
  Distributions from investments                            80,479            0
  (Inc.) decrease in notes receivable-related parties      458,381     (397,675)
  (Inc.) decrease in other assets                          (40,725)     162,473
--------------------------------------------------------------------------------
                  Net cash used in investing activities   (266,904)  (1,059,146)
--------------------------------------------------------------------------------

Financing activities:
  Repayments of long-term debt                            (427,397)  (1,558,688)
  Proceeds from long-term debt                                   0    2,000,000
  Proceeds from notes payable-related parties              130,417            0
  Dividends paid                                          (247,641)    (291,900)
  Proceeds from issuance of common stock                    45,675            0
  Repurchase of common stock                               (43,575)      (2,086)
--------------------------------------------------------------------------------
    Net cash provided by (used in) financing activities   (542,521)     147,326
--------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents       925,546     (169,396)

Cash and cash equivalents, beginning of year               164,755      334,151
--------------------------------------------------------------------------------

Cash and cash equivalents, end of year                  $1,090,301      164,755
--------------------------------------------------------------------------------


The accompanying notes are an integral part of the financial statements.

                                   BEST, INC.

                          Notes to Financial Statements

                             June 30, 1997 and 1996


    (1)   Summary of Significant Accounting Policies

          Nature of Business

          Best, Inc. (the Company)  manages food and dietary service  operations for a number of companies, institutions, and organizations in six Midwest states under contracts that provide for revenues consisting of food and beverage sales and management fees.

          The Company purchases a significant portion of its food and paper products through a single distributor. The Company believes the relationship with the vendor is good.

          Accounting Estimates

          The preparation of financial  statements in conformity  with generally
              accepted   accounting   principles  requires  management  to  make
              estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

          Inventories

          Inventories, consisting primarily of food and paper products, are valued at the lower of cost (first-in, first-out basis) or market.

          Property, Equipment, and Leasehold Improvements

          Property,  equipment,  and leasehold  improvements are stated at cost.
              Depreciation and amortization are computed using straight-line methods using estimated useful lives of 40 years for buildings, 3 to 8 years for cafeteria and vending equipment, 3 to 5 years for furniture and office equipment, 3 years for vehicles, and the lesser of the term of the lease or the useful life for leasehold improvements.

          Investment

          The Company carries its investment in a less than 20%-owned company at cost.

          Income Taxes

          The Company has elected treatment as an S corporation under provisions of the Internal Revenue Code and, as such, does not pay any federal or Minnesota state income taxes. However, the Company is subject to taxation in certain other state jurisdictions. The Company is required to file annual information returns as an S corporation summarizing the taxable income resulting from the Company's operations. The Company's income and tax credits are included in the individual tax returns of the stockholders who are responsible for the related income taxes.

                                                                     (Continued)

                                   BEST, INC.


          Cash Equivalents

          For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents consist of short-term investments in certificates of deposit and money market funds.

         Impairment of Long-lived Assets and Long-lived Assets to Be Disposed Of

          The Company adopted the provisions of SFAS No. 121, Accounting for the
              Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of, on July 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position or results of operations.

    (2)   Notes Receivable

                                                             1997         1996
--------------------------------------------------------------------------------

Notes receivable--nonrelated parties:

    9%contract  for deed  receivable,  due in  monthly
    installments of $1,159, including  interest through
    May 1, 1999, with a final payment of $129,049 on
    June  1,  1999;  secured  by  building                $ 133,225      134,903

    9%note receivable from sale of Best Vending,  due in
      monthly installments of $4,625, including interest
      through October 2002                                  237,288      269,831

    Prime plus 2.25% note  receivable  from customer for
      equipment,  due in monthly  installments  of $921,
      including interest through June 2003                   55,116            0

    Prime plus 1.75% note  receivable  from customer for
      sale of equipment,  due in monthly installments of
      $3,315, including interest through August 31, 2006    238,150            0

   Other                                                     24,884       26,315
--------------------------------------------------------------------------------
                                                            688,663      431,049

   Less current installments                                 72,200       42,002
--------------------------------------------------------------------------------

                                                          $ 616,463      389,047
  ------------------------------------------------------------------------------

                                                                     (Continued)

                                   BEST, INC.


                                                             1997         1996
--------------------------------------------------------------------------------

    Notes receivable--related parties:

        Notes receivable  from  stockholders/employees,
        due in annual  variable installments, including
        interest  at rates  ranging  from 7% to 10%,
        maturing at various dates from July 1997 to
        December 2006                                      $ 61,178      269,559

        Notereceivable from a nursing home management
        company (see note 4), due in lump sum payment,
        including interest at prime rate, maturing
        December 1998                                       185,000      435,000
--------------------------------------------------------------------------------
                                                            246,178      704,559

       Less current installments                             12,389       17,045
--------------------------------------------------------------------------------

                                                          $ 233,789      687,514
 -------------------------------------------------------------------------------

    Annual principal payments expected to be received on notes receivable as of June 30, 1997, are as follows:

  Fiscal year ending June                                              Amount
  ------------------------------------------------------------------------------

     1998                                                          $     84,589
     1999                                                               401,510
     2000                                                                86,913
     2001                                                                90,815
     2002                                                                92,056
     Thereafter                                                         178,958
  ------------------------------------------------------------------------------

                                                                   $    934,841
  ------------------------------------------------------------------------------

(3) Property, Equipment, and Leasehold Improvements

    Property, equipment, and leasehold improvements consist of the following:

                                                            1997       1996
  -----------------------------------------------------------------------------

  Buildings                                            $   1,054,503  1,054,200
  Building and tenant improvements                           510,697    117,973
  Cafeteria equipment                                      1,801,833  1,785,456
  Furniture and office equipment                           1,815,557  1,602,325
  Vehicles                                                    18,757     18,757
  ------------------------------------------------------------------------------
                                                           5,201,347  4,578,711

  Less accumulated depreciation and amortization           2,618,029  2,035,574
  ------------------------------------------------------------------------------

                                                       $   2,583,318  2,543,137
  ------------------------------------------------------------------------------

                                                                     (Continued)

                                   BEST, INC.


    (4)   Investment/Concentration of Credit Risk

          On March 9, 1994, the Company made an investment of $1,480,000 in a nursing home management company that provides comprehensive management services for 17 nursing homes and 4 congregate housing/assisted living projects. The purchase price was $1,450,000. The Company is providing services at 17 of the contracted facilities during fiscal 1997.

          During fiscal 1996, the Company entered into a note receivable agreement with the nursing home management company for $435,000. This note is due in full in December 1998. The amount outstanding under this agreement is $185,000 at June 30, 1997.

          Total revenue under contracts with facilities managed by the nursing home management company for the years ended June 30, 1997 and 1996, was $6,175,401 and $7,356,837, respectively. Total accounts receivable related to contracts with facilities managed by the nursing home management company as of June 30, 1997 and 1996, were $1,107,954 and $1,346,434, respectively.

    (5)   Other Assets

          Other assets consist of the following:

                                                             1997        1996
  ------------------------------------------------------------------------------

  Cash surrender value of officers' life
      insurance policies, net of policy loans              $ 665,718     507,813
  Federal tax deposit                                        191,429     130,271
  Non-compete agreements                                      41,011      61,444
  Miscellaneous                                               24,673      24,673
  ------------------------------------------------------------------------------

                                                           $ 922,831     724,201
  ------------------------------------------------------------------------------

    (6)   Accrued Expenses

          Accrued expenses consist of the following:

                                                             1997        1996
--------------------------------------------------------------------------------

Salaries and wages                                       $ 1,100,126     570,921
All purpose paid leave                                       974,082     827,427
Payroll, withholdings, and sales taxes                       407,506     266,745
Group health insurance                                       255,886     226,320
Workers' compensation                                        253,845     110,000
Other                                                         41,176     237,861
--------------------------------------------------------------------------------

                                                         $ 3,032,621   2,239,274
--------------------------------------------------------------------------------

                                                                     (Continued)

                                   BEST, INC.


    (7)   Long-term Debt

          Long-term debt consists of the following:

                                                          1997            1996
    ----------------------------------------------------------------------------

     Termnote payable to bank in monthly  installments  of $16,667 with interest at a rate of 1.5% over prime through April 1, 1998. The term loan is secured by trade accounts receivable, inventories and property, equipment, and leasehold improvements and guaranteed by two
         stockholders of the Company.                     $ 131,862      331,784

     Termnote payable to bank in monthly  installments  of $42,250 with interest at a rate of 1.5% over prime through January 31, 2002. The term loan is secured by trade accounts receivable, inventories, and property, equipment, and leasehold improvements and guaranteed by three
         stockholders of the Company (see below).         1,866,888    2,000,000

     Mortgage payable to John Alden Life in monthly installments of $5,018, plus interest at the rate of 8% through December 2014, callable
         December 2004, secured by building                 552,153      567,529

     Unsecured note payable to former  stockholder  of the  Company,  in monthly installments of $3,337 including interest at rate of 8% through
         November 2004                                      221,580      243,085

     Unsecured discounted note payable to former stockholder of the Company,  in monthly installments of $1,320 beginning June 1996, at
         an interest rate of 8% through May 2004            117,648      124,129

     Unsecured note payable to former stockholder of the
         Company,  in  monthly  installments  of $3,129,
         including  interest at 8% through December 1997     15,339       50,439

     Other                                                   62,030       77,931
     ---------------------------------------------------------------------------
                                                          2,967,500    3,394,897

     Less current installments                              562,801      410,080
     ---------------------------------------------------------------------------

                                                        $ 2,404,699    2,984,817
     ---------------------------------------------------------------------------

                                                                     (Continued)

                                   BEST, INC.


         Annual maturities of long-term debt at June 30, 1997 are as follows:

Fiscal year ending June                                               Amount
--------------------------------------------------------------------------------

1998                                                              $     562,801
1999                                                                    443,956
2000                                                                    472,687
2001                                                                    814,687
2002                                                                     83,964
Thereafter                                                              589,405
--------------------------------------------------------------------------------

                                                                  $   2,967,500
--------------------------------------------------------------------------------

          The Company has a bank line of credit that permits borrowings of up to $1,000,000 with interest at 1.5% over the prime rate. The line of credit is secured by trade accounts receivable, inventories, property, equipment and leasehold improvements, and cash surrender value of officers' life insurance policies and expires in January 1998. In addition, the line of credit contains various covenants that restrict borrowings, acquisitions, and dispositions of assets and require the Company to maintain certain financial ratios. There were no borrowings outstanding under the line of credit at June 30, 1997 or 1996.

    (8)   Operating Leases

          The Company leases equipment and office space under various operating lease agreements. The future minimum lease payments required under those agreements at June 30, 1997, are as follows:

   Fiscal year ending June                                             Amount
   -----------------------------------------------------------------------------

   1998                                                            $    103,464
   1999                                                                  75,217
   2000                                                                  48,539
   2001                                                                   2,712
   -----------------------------------------------------------------------------

                                                                   $    229,932
   -----------------------------------------------------------------------------

    (9)   Stock Issuance

          In 1995, the board of directors authorized the issuance of 1,675 shares of stock to an officer at a price below fair value of the stock. The compensation expense related to these shares amounted to $38,219 and $68,220 during fiscal 1997 and 1996, respectively.

                                                                     (Continued)

                                   BEST, INC.


   (10)   Stock Redemption Agreement

          The Company  has  a  stock  redemption   agreement  with  all  of  its
              stockholders that provides a right of first refusal to the Company and its stockholders in the event of the disposition of stock by a stockholder. The agreement also may require the Company and/or its stockholders to purchase a stockholder's interest upon death, disability, retirement, or termination. The purchase price varies with the class of stock and the circumstances causing the redemption. The Company maintains life insurance and disability policies on its stockholders, the proceeds of which would be used to fund all or a portion of the purchase of a stockholder's interest by the Company upon the death or disability of the stockholder. Under the terms of the agreement, in the event of death of a stockholder, the purchase price is payable over a five-year period. In the event of disability, retirement, or termination, the purchase price is payable over a ten-year period.

   (11)   Employee Savings Retirement Plan

          The Company has a savings retirement plan for all eligible employees under Section 401(k) of the Internal Revenue Code. The plan allows employees to defer up to 15% of their compensation, on a pretax basis. The Company contributes an additional 50% of the employees' contributions up to 4% of eligible employees' compensation. The Company may also make discretionary contributions. Contributions to the plan by the Company were $347,680 in fiscal 1997 and $315,938 in fiscal 1996.

   (12)   Phantom Stock

          The Company had phantom stock agreements with two key personnel. Under these agreements, the participants earn benefits based on earnings of "phantom" shares of the Company's stock. These participants vest in these phantom shares over a three to four-year period pursuant to terms of the individual agreements. Under the terms of the agreements, the Company is required to pay out the amounts vested upon death, disability, retirement, or termination over a four-year period. One of the key personnel was terminated during the year (see note 16).

          These agreements  allow the  participants  to convert a portion of the phantom shares to common stock. Total compensation expense (income) under these agreements was $(79,942) and $330,301 for the years ended June 30, 1997 and 1996, respectively.

   (13)   Supplementary Cash Flow Information

          The Company repurchased common stock from related parties for cash and notes payable of $43,575 and $25,584 in fiscal 1997 and 1996, respectively.

          The Company received a note receivable of $287,500 in connection with its sale of Best Vending during fiscal 1996.

          The Company paid interest of $171,718 and $228,375 in fiscal 1997 and 1996, respectively.

                                                                     (Continued)

                                   BEST, INC.


   (14)   Sale of Vending Business

           On October 27, 1995, the Company sold its vending business for $530,203, in the form of $242,703 cash and a note receivable for $287,500. The gain of $47,504 was recognized in fiscal 1996. Vending business revenues were $453,535 in fiscal 1996.

   (15)   Disclosures about Fair Value of Financial Instruments

          The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value:

                 Accounts Receivable and Accounts Payable

                 The carrying  amount  approximates  fair  value  because of the short maturity of those instruments.

                 Long-term Debt and Notes Receivable

                 The carrying  amount  of notes  payable  and  notes  receivable approximates fair value due to variable rates for the term note payable and the relative stability of intermediate fixed rates.

   (16)   Termination of the Chief Executive Officer

          The chief executive officer (CEO) of the Company was terminated during the year ended June 30, 1997. Based on the employment agreement, the former CEO received a severance payment of $125,301, which was expensed during the year ended June 30, 1997. The former CEO was not vested in his phantom stock shares as of his termination. The phantom stock expense accrual balance for his shares was eliminated which resulted in a reduction to general and administrative expenses of $158,697 for the year ended June 30, 1997.

   (17)   Commitments and Contingent Liabilities

          The Company is involved in several legal actions at June 30, 1997, the ultimate settlement of which is not expected to have a material effect on the financial condition of the Company.

   (18)   Sale of the Company

          On August 27, 1997, the Company was acquired by Fine Host Corporation.

b)    Pro Forma Financial Information (Unaudited)

             The following unaudited pro forma consolidated financial data should be read in conjunction with the consolidated financial statements of Fine Host Corporation (the "Company"), the notes thereto and other financial information set forth in the Company's Form 10-K.
             The pro forma consolidated statement of income for the fiscal year ended December 25, 1996 gives effect to the following transactions and events as if they occurred as of the beginning of the fiscal year: (i) the acquisition of Best, Inc. ("Best"), acquired in August 1997; (ii) seven other acquisitions that occurred during fiscal year 1996 and 1997, none of which are individually or in the aggregate deemed significant; (iii) the adjustment to reflect interest expense as if borrowings to purchase all of these companies had taken place at the beginning of the fiscal year; and
     (iv) the related tax effects of the foregoing.
             The pro forma consolidated statement of income for the six months ended June 25, 1997 gives effect to the following transactions and events as if they occurred as of the beginning of the fiscal year: (i) the acquisition of Best, acquired in August 1997; (ii) three additional acquisitions that occurred in fiscal year 1997, none of which are individually or in the aggregate deemed significant; (iii) the adjustment to reflect interest expense as if borrowings to purchase these companies had taken place at the beginning of the year; and (iv) the related tax effects of the foregoing. The pro forma consolidated balance sheet gives effect to the acquisition of Best and one additional fiscal year 1997 acquisition as if it had occurred on June 25, 1997.
             Management believes the assumptions used provide a reasonable basis on which to present the pro forma consolidated financial data. The pro forma financial data are provided for informational purposes only and should not be construed to be indicative of the Company's results of operations or financial position had the transactions and events described above been consummated on the dates assumed and do not project the Company's results of operations or financial position for any future date or period.









                   FINE HOST CORPORATION AND SUBSIDIARIES
                    PRO FORMA CONSOLIDATED INCOME STATEMENT
                          FOR THE YEAR ENDED 12/25/96
                                  (Unaudited)
                     (in thousands, except per share data)


                                                         Additional   Pro Forma
                                                Best    Acquisitions Adjustments  Pro Forma
                                   Fine Host   (Note 1)   (Note 2)    (Note 3)     (Note 4)
                                    -------     ------     ------     ------        -------

Net Sales                          $127,925    $43,174    $86,254         $0       $257,353
Cost of Sales                       113,703     32,651     74,077      3,127        223,558
                                    -------     ------     ------     ------        -------
Gross Profit                         14,222     10,523     12,177     (3,127)        33,795
General & administrative expenses     5,388      9,709     12,666          0         27,763
                                    -------     ------     ------     ------        -------
Income (loss)from Operations          8,834        814       (489)    (3,127)         6,032
Interest Expense(Income),net          2,330        (34)       386      4,942          7,624
                                    -------     ------     ------     ------        -------
Income (loss) before Taxes            6,504        848       (875)    (8,069)        (1,592)
Income Taxes                          2,700        356       (368)    (3,389)          (701)
                                    -------     ------     ------     ------        -------
Subtotal                              3,804        492       (507)    (4,680)          (891)
Accretion                            (1,300)         0          0          0         (1,300)
                                     -------     ------     ------     ------        -------
Net income (loss)                    $2,504       $492      ($507)   ($4,680)       ($2,191)
                                     =======     ======     ======   ========        =======
Net income (loss) per  share
assuming full dilution               $0.50                                           ($0.44)
                                     =====                                           =======
Average number of shares
outstanding assuming full
dilution                             5,005                                            5,005
                                     =====                                            =====



                     FINE HOST CORPORATION AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                          CONSOLIDATED INCOME STATEMENT
                   FOR THE FISCAL YEAR ENDED DECEMBER 25, 1996


1.  Best, Inc.

     Represents the historical results of Best for the entire 1997 fiscal year, with tax expense charged as if Best had been a C Corporation rather than an S Corporation.

2.  Additional  Acquisitions

     Represents the historical results from the beginning of the year through acquisition date for fiscal year 1996 acquisitions and for the entire year for fiscal year 1997 acquisitions.

3.  Pro Forma Consolidated Statement of Income Adjustments

     (a) The amortization of excess of cost over fair value of net assets acquired.
     (b) The increase in interest expense related to the borrowings to finance the acquisitions.
     (c) The income tax impact of the  foregoing  adjustments.

4. Actions  Subsequent to the Acquisitions

     Subsequent to the acquisitions, the Company will terminate certain unprofitable food service contracts and will eliminate certain redundant operations through office closings and termination of excess personnel in connection with the integration of these acquisitions.


                     FINE HOST CORPORATION AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 25, 1997
                                  (Unaudited)
                       (in thousands, except share data)


                                                         Additional         Pro Forma
                                            Best, Inc.   Acquisition       Adjustments      Pro Forma
 ASSETS                         Fine Host    (Note 5)      (Note 6)         (Note 7)         (Note 4)
                                ---------   ---------    -----------       -----------      ---------

Current assets:

Cash and cash equivalents         $16,110        $0           $77                             $16,187
Accounts receivable                20,247     7,053           160                              27,460
Inventories                         5,238       527            20                               5,785
Prepaid expenses and
  other current assets              4,886       251           148                               5,285
                                  -------     -----          ----                              ------
   Total current assets            46,481     7,831           405                              54,717

Contract rights, net               28,542         0             0             8,800            37,342
Fixtures and equipment, net        31,002     1,346            82                              32,430
Excess of cost over fair value
  of net assets acquired, net      43,962         0             0            22,504            66,466
Other assets                        9,842       908           105                              10,855
                                 --------   -------          ----           -------          --------
          Total assets           $159,829   $10,085          $592           $31,304          $201,810
                                 ========   =======          ====           =======          ========

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable and
  accrued expenses                $23,567    $7,221        $1,227            $3,930           $35,945
Current portion of
  subordinated debt                 2,521     1,509            52                               4,082
                                  -------    ------        ------            ------           -------
  Total current liabilities        26,088     8,730         1,279             3,930            40,027

Deferred income taxes              13,514         0             0                 0            13,514
Long-term debt                      7,971         0             0            24,065            32,036
Subordinated debt                   3,386     2,651            51             1,275             7,363
                                  -------    ------        ------            ------            ------
         Total liabilities         50,959    11,381         1,330            29,270            92,940

       Stockholders' equity:

Common Stock, $.01 par value,
  25,000,000 shares authorized,
  8,963,112 issued and outstanding
  at June 25, 1997                     90         1             0                (1)                90
Additional paid-in capital        101,715       404             0              (404)           101,715
Retained earnings                   7,221    (1,701)         (738)            2,439              7,221
Receivables from stockholders
  for purchase of Common Stock       (156)        0             0                 0               (156)
                                  -------    -------        ------            -----            --------
Total stockholders'equity         108,870    (1,296)         (738)            2,034            108,870
                                  -------    -------        ------            -----            --------
Total liabilities and
   stockholders' equity          $159,829   $10,085          $592           $31,304           $201,810
                                 ========   =======         =====           =======           ========


                     FINE HOST CORPORATION AND SUBSIDIARIES
                    PRO FORMA CONSOLIDATED INCOME STATEMENT
                        FOR THE SIX MONTHS ENDED 6/25/97
                                  (Unaudited)
                     (in thousands, except per share data)



                                                                             Additional       Pro Forma
                                                              Best          Acquisitions     Adjustments        Pro Forma
                                       Fine Host            (Note 1)          (Note 2)        (Note 3)           (Note 4)
                                       --------             --------        -----------      ----------         ---------
Net Sales                              $102,844              $21,587            $7,360              $0          $131,791
Cost of Sales                            92,386               16,326             6,538             712           115,962
                                       --------              -------            ------           ------         --------
Gross Profit                             10,458                5,261               822            (712)           15,829
General & administrative expenses         5,945                4,855             1,080               0            11,880
                                       --------              -------            ------           ------         --------
Income (loss) from Operations             4,513                  406              (258)           (712)            3,949
Interest Expense (Income), net              828                  (18)               30           1,354             2,194
                                       --------              -------            ------           ------         --------
Income (loss) before Taxes                3,685                  424              (288)         (2,066)            1,755
Income Taxes                              1,585                  178              (121)           (868)              774
                                       --------              -------            ------           ------         --------
Net Income (loss)                        $2,100                 $246             ($167)        ($1,198)             $981
                                       ========              =======            ======         ========         ========
Net income (loss) per share
  assuming full dilution                  $0.24                                                                    $0.11
                                        =======                                                                  =======
Average number of shares
  outstanding assuming
  full dilution                           8,634                                                                    8,634
                                        =======                                                                  =======



                     FINE HOST CORPORATION AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 25, 1997


1. Best,  Inc.

Represents the results of Best, Inc. for half of the entire fiscal year, with tax expense charged as if Best had been a C Corporation rather than an S Corporation.

2.  Additional  Acquisitions

Represents the historical results for the beginning of the year through the acquisition date for 1997 fiscal year acquisitions.

3.  Pro Forma Consolidated Statement of Income Adjustments

         (a) The amortization of excess of cost over fair value of net assets acquired.
         (b) The increase in interest expense related to the borrowings to finance the acquisitions.
         (c)  The income tax impact of the foregoing adjustments.

4. Actions  Subsequent to the Acquisitions

Subsequent to the acquisitions, the Company will terminate certain unprofitable food service contracts and will eliminate certain redundant operations through office closings and termination of excess personnel in connection with the integration of these acquisitions.

5.  Best, Inc.

Represents the financial position of Best, Inc. at August 27, 1997.

6.  Additional Acquisitions

Represents the financial position of the one additional acquisition that occurred subsequent to June 25, 1997.

7.  Pro Forma Consolidated Balance Sheet Adjustments

     Purchase accounting adjustments relating to the acquisition of Best, Inc. and one other acquisition. The aggregate purchase price of these acquisitions was approximately $30.0 million. The purchase price was allocated to the assets acquired and liabilities assumed based on their fair value at the time of acquisition. The excess purchase price over the fair value of the assets acquired was approximately $22.5 million.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                   Fine Host Corporation

NOVEMBER 5, 1997  By:_/s/ Nelson A. Barber
                   -------------------------------------------
Date                  Nelson A. Barber
                      Senior Vice President and Treasurer
                     (Duly Authorized Officer and Principal Accounting Officer)